FRANKLIN CONSOLIDATED MINING CO., INC.

                                        June 5,1996

Gems & Minerals Corp.
76 Beaver Street
Suite 500
New York, New York 10005

Dear Sirs:

            This will confirm our understanding concerning the proposed acquisition (the "Transaction") of certain assets of Gems & Minerals Corp., a Nevada corporation ("Gems") in exchange for common stock, par value $.01 per share ("Franklin Common Stock") of Franklin Consolidated Mining Co., Inc., a Delaware corporation ("Franklin"). This letter does not contain all matters upon which agreement must be reached in order for the Transaction to be consummated, but is intended solely as an outline of material provisions. The terms of our understanding are as follows:

                        1. Gems shall transfer to Franklin certain of its assets
            which shall include (i) its 82.5% general partnership interest in the Zeus No. 1 Investments, a California general partnership ("Zeus") of which Franklin currently owns the remaining 17.5% interest; (ii) all of its interest in and to the so-called "Hayden Lease" agreements; (iii) all of its interest in the so-called "Rugg/Mogul Mine Leases"; and (iv) all of its interest in the so-called "Gold Hill Mill", including all permits and other agreements relating thereto (collectively the "Assets").

                        2. Franklin shall cause to be issued to Gems, in
            consideration for the transfer of the Assets, such number of shares of the Franklin Common Stock so that upon the closing of the Transaction Gems shall own approximately 85% (including approximately 18% currently owned by Gems) of the issued and outstanding shares of Franklin Common Stock (on a fully diluted basis).

                        3. The Transaction shall be conditioned upon (i) the
            completion of customary due diligence by each of the parties;(ii) the negotiation and approval of definitive documentation by the board of directors of each of the parties hereto within 10 business days from the date of this letter of intent; (iii) the approval of the shareholders of Franklin of an increase in the capitalization of Franklin, and approval by the parties' respective shareholders and boards of directors of any other matters required by applicable law, or their respective certificates of incorporation and/or by-laws in order to consummate the Transaction as contemplated hereby; and (iv) the obtaining or making of any other consents, filings, instruments or regulatory approvals necessary to consummate the Transaction contemplated hereby.

                        4. Notwithstanding anything herein to the contrary the
            closing of the Transaction and the consummation thereof must be completed no later than 90 days from the date of this Letter of Intent.

            The parties agree on the date hereof that Franklin shall issue a press release in substantially the form of Exhibit A hereto.

            Following your signature, the parties will cause their respective officers, employees, attorneys, agents, investment bankers, accountants, and other representatives working on the Transaction to cooperate with each other with respect to the Transaction until the Transaction is consummated or negotiations with respect thereto are terminated.

            Following your signature, the parties agree that until the Transaction is consummated or negotiations with respect thereto are terminated, to conduct their respective business and operations in all respects only in the ordinary course unless otherwise consented to in writing by the other party.

            Following your signature, until the Transaction is consummated or negotiations with respect thereto are terminated, each party will afford to the officers, employees, attorneys, agents, investment bankers, accountants, and other representatives of the other party working on the Transaction free and full access to its properties, books, and records, will permit them to make extracts from and copies of such books and records, and will from time to time furnish them with such additional financial and operating data and other information as to its financial condition, results of operations, business, properties, assets, liabilities, or future prospects as they from time to time may request. Each party will cause its independent certified public accountants to make available to the other party and its independent certified public accountant, the work papers relating to any audit of its financial statements in the last five years.

            Each party shall insure that all confidential information which such party or any of its respective officers, directors, employees, attorneys, agents, investment bankers, or accountants may hereafter obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the other party, any affiliate of the other party, or any customer or supplier of such other party or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them, in each case without the prior written consent of the other party, provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, (c) to the extent such information shall have otherwise become publicly available, or (d) as to disclosure by the parties or on their behalf to existing or prospective lenders, investors or to others whose consent may be required or desirable in connection with obtaining the financing or consents which are required or desirable to consummate the Transaction. Each party shall, and shall cause all of such other persons and entities who received confidential data from it to, deliver to the other party all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at such time as negotiations with respect to the Transaction are terminated before the parties enter into any formal agreement as contemplated by this letter of intent.

            It is understood that this is a letter of intent only and while the parties hereto agree in principle to the contents hereof and agree to proceed in good faith to work out the details of the Transaction, neither of them shall have any legal obligation to the other as a result of this letter (other than those obligations contained in this paragraph or the preceding paragraph of this letter, and the obligations contained in the preceding paragraph and the last sentence of this paragraph shall continue to apply after negotiations with respect to the Transaction are terminated). Accordingly, except as set forth in the preceding sentence, this letter does not constitute a binding agreement nor does it constitute an agreement to enter an agreement and the terms hereof are subject to the execution and delivery of formal agreements. This letter may not be assigned by either of the parties hereto. Neither party shall be responsible for any of the other's expenses in connection with the negotiations, documents, or transactions contemplated hereby, except that all of the terms and conditions of the Zeus Joint Venture Agreement regarding the continued financing of Franklin's operations shall remain in full force and effect until such time as the parties shall otherwise modify the same in accordance with the terms and conditions thereunder.

            If this letter accurately reflects our understanding, please so indicate by signing the original and duplicate of this letter and returning a fully executed copy to me, so that we can promptly commence work on the formal documents relating to the Transaction.

                                        Very truly yours,

                                        FRANKLIN CONSOLIDATED
                                        MINING CO., INC.


                                        By
                                          --------------------------------------
                                          President

Accepted and agreed to
this ___ day of June, 1996

GEMS & MINERALS CORP.


By /s/ [illegible]
   -------------------
   President
me, so that we can promptly commence work on the formal documents relating to the Transaction.

                                        Very truly yours,

                                        FRANKLIN CONSOLIDATED
                                        MINING CO., INC.


                                        By /s/ [illegible]
                                           -------------------------------------
                                           President

Accepted and agreed to
this 5th day of June, 1996

GEMS AND MINERALS CORP.

By
  ----------------------------------
  President

Non-Binding Letter of Intent
Exchange Agreement w/Gems & Minerals
June 5, 1996
me, so that we can promptly commence work on the formal documents relating to the Transaction.

                                        Very truly yours,

                                        FRANKLIN CONSOLIDATED
                                        MINING CO., INC.


                                        By /s/ [illegible]
                                           -------------------------------------
                                           President

Accepted and agreed to
this 5th day of June, 1996

GEMS AND MINERALS CORP.

By
  ----------------------------------
  President

Non-Binding Letter of Intent
Exchange Agreement w/Gems & Minerals
June 5, 1996


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